UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 21, 2023

Date of Report (Date of earliest event reported)

MUNCY COLUMBIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-19028	23-2254643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

232 East Street, Bloomsburg, Pennsylvania 17815
(Address of principal executive offices) (Zip Code)

(570) 784-4400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 21, 2023, Muncy Columbia Financial Corporation (the “Company”), and its wholly-owned subsidiary, Journey Bank (the “Bank”), entered into a First Amendment to Amended and Restated Employment Agreement dated December 21, 2023 (the “Amendment”) with Lance O. Diehl, Chairman, President and Chief Executive Officer of the Company and Executive Chairman of the Bank. The Amendment was approved by the boards of directors of the Company and the Bank on December 19, 2023.

Mr. Diehl’s Amended and Restated Employment Agreement dated August 2, 2023 (the “Agreement”) provides, in relevant part, that if at any time during the employment period his participation in any Company health or medical plan is barred by its terms and conditions or by applicable law, or if his employment is terminated upon the termination of the employment period on March 31, 2026, or if he terminates his employment without good reason at any time after he has attained 60 years of age and, in each of the latter two cases, he is not otherwise employed on any basis where he would be eligible to receive health and medical insurance under such employer’s plans, the Bank will, upon written notice from Mr. Diehl, obtain for a period of five consecutive years and pay for individual insurance plans, policies or programs which would provide to Mr. Diehl and his spouse, health and medical (including, but not limited to health, dental and vision) insurance coverage which is substantially identical to the insurance coverage to which he otherwise would be entitled as an employee, and also will pay to Mr. Diehl (or to his spouse if he would predecease his spouse) an annual gross-up payment with respect to each year during such five consecutive year period in an amount equal to the amount of U.S. federal, state and local income tax at the highest applicable marginal rate that would be applicable to Mr. Diehl’s or his spouse’s receipt of the benefit. Mr. Diehl’s death during such five consecutive year period will not affect his spouse’s right to the continuation of the benefit through the expiration of the five year period. Mr. Diehl and his spouse, however, would be required to enroll with Medicare, if at any time during the five year period he or she shall attain age 65, in which case the costs for Part B, Part C and Part D shall be paid by Mr. Diehl or his spouse and reimbursed by the Bank.

Pursuant to the Amendment, the five (5) year periods described in the preceding paragraph have been amended and extended to ten (10) year periods.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Employment Agreement dated December 21, 2023 between Muncy Columbia Financial Corporation, Journey Bank and Lance O. Diehl

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2023	Muncy Columbia Financial Corporation

	By:	/s/ Jeffrey T. Arnold
	Name:	Jeffrey T. Arnold, CPA, CIA
	Title:	Executive Vice President and Treasurer

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